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                                                                     EXHIBIT 5.2

                               September 16, 2003

MFH Financial Trust I
MFH Financial Trust II
MFH Financial Trust III
c/o Midland Financial Holdings, Inc.
218 North Charles Street, Suite 500
Baltimore, Maryland 21201

                  Re:      MFH Financial Trust I
                           MFH Financial Trust II
                           MFH Financial Trust III

Ladies and Gentlemen:

                  We have acted as special Delaware counsel for MFH Financial Trust I, MFH Financial Trust II and MFH Financial Trust III, each a Delaware statutory trust (each, a "Trust" and collectively, the "Trusts"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

                  For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

                  (a) The Trust Agreement for each of the Trusts, each dated as of July 23, 2003 (collectively, the "Original Trust Agreements"), each by and among Midland Financial Holdings, Inc., a Delaware corporation, as sponsor (the "Sponsor"), and the trustees of the Trust named therein;

                  (b) A certified copy of the Certificate of Trust for each of the Trusts (collectively, the "Certificates of Trust"), each as filed with the Office of the Secretary of State of the State of Delaware (the "Secretary of State") on July 23, 2003;

                  (c) A form of Amended and Restated Trust Agreement for each Trust, among the Sponsor, the trustees of the Trust named therein and the holders, from time to time, of the undivided beneficial ownership interests in the assets of such Trust (collectively, the "Amended and Restated Trust Agreements" and, together with the Original Trust Agreements, the "Trust Agreements");

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MFH Financial Trust I
MFH Financial Trust II
MFH Financial Trust III
September 16, 2003
Page 2

                  (d) The Registration Statement on Form S-3 (the "Registration Statement"), including a preliminary prospectus (the "Prospectus"), relating to, among other securities, the Preferred Trust Securities of each Trust representing preferred undivided beneficial ownership interests in the assets of each Trust, filed by the Sponsor and the Trusts with the Securities and Exchange Commission (the "Commission") on or about September 10, 2003; and

                  (e) A Certificate of Good Standing for each Trust, each dated September 10, 2003, obtained from the Secretary of State.

                  Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreements, except that reference herein to any document shall mean such document as in effect on the date hereof.

                  For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                  With respect to all documents examined by us, we have assumed
(i) the authenticity of all documents submitted to us as authentic originals,
(ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

                  For purposes of this opinion, we have assumed (i) that each Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of each Trust, that the Certificates of Trust are in full force and effect and have not been further amended and that the Trust Agreements will be in full force and effect and will be executed in substantially the forms reviewed by us, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) except to the extent provided in paragraph 2 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) except to the extent provided in paragraph 2 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom Preferred Trust Securities are to be issued by the Trusts (collectively, the "Preferred Trust Security Holders") of a Preferred Trust Security Certificate for such Preferred Trust Security and the payment for the Preferred

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MFH Financial Trust I
MFH Financial Trust II
MFH Financial Trust III
September 16, 2003
Page 3

Trust Security acquired by it, in accordance with the Trust Agreements and the Registration Statement, and (vii) that the Preferred Trust Securities are issued and sold to the Preferred Trust Security Holders in accordance with the Trust Agreements and the Registration Statement. We have not participated in the preparation of the Registration Statement or Prospectus and assume no responsibility for their contents.

                  This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

                  Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                  1. Each Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. Section 3801, et seq.

                  2. The Preferred Trust Securities of each Trust have been duly authorized by each Trust Agreement and, when executed and delivered to and paid for by the purchasers thereof in accordance with the applicable Trust Agreement and the Registration Statement, will be duly and validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and non-assessable undivided beneficial interests in the assets of the applicable Trust.

                  3. The Preferred Trust Security Holders, as beneficial owners of the Trusts, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Trust Security Holders may be obligated to make payments as set forth in the Trust Agreement.

                  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the reference to us as local counsel under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

DKD/nebg                                    /s/ Richards, Layton & Finger, P.A.